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                                                                  EXHIBIT 5.01

                                August 28, 2000

At Home Corporation
450 Broadway Street
Redwood City, California 94063

Ladies and Gentlemen:

      At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by At Home Corporation, a Delaware corporation (the "Company") with the Securities and Exchange Commission (the "Commission") on or about August 29, 2000 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate 336,451 shares of the Company's Series A Common Stock (the "Option Shares"), subject to issuance by the Company upon the exercise of stock options originally granted by DataInsight, Inc., a Colorado corporation ("DataInsight") under the DataInsight 1998 Equity Incentive Compensation Plan (the "DataInsight Plan"), which options were assumed by the Company (the "Assumed Options") pursuant to the Agreement and Plan of Merger dated July 14, 2000 between the Company and DataInsight (the "DataInsight Merger Agreement").

      In rendering this opinion, we have examined the following:

  (1) the Company's Fifth Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on May 28, 1999;

  (2) the Company's Second Amended and Restated Bylaws, amended as of July 16, 1997;

  (3) the minutes of meetings and actions by written consent of the stockholders, the Board of Directors and Committees of the Board of Directors that are contained in the Company's minute books that are in our possession, including action by written consent dated as of June 27, 2000 and July 14, 2000 approving the Company's acquisition of DataInsight and the issuance of the Option Shares;

  (4) the Registration Statement, together with the exhibits filed as a part thereof;

  (5) the prospectus prepared in connection with the Registration Statement (the "Prospectus");

  (6) a certificate from the Company's transfer agent of even date herewith verifying the number of the Company's issued and outstanding shares of capital stock as of the date hereof and a summary report of currently outstanding options and warrants to purchase the Company's capital stock that was prepared by the Company and dated August 25, 2000, verifying the number of such issued and outstanding securities;

  (7)     the DataInsight Merger Agreement; and

  (8) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

      In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Option Shares will be, when issued, properly signed by authorized officers of the Company or their agents.
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      As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any
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facts that would cause us to believe that the opinion expressed herein is not accurate.

      We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

      Based upon the foregoing, it is our opinion that the 336,451 Option Shares that may be issued and sold by the Company upon the exercise of stock options granted under the DataInsight Plan, when issued, sold and delivered in accordance with the DataInsight Plan and the stock option agreements entered into thereunder, and in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the offer and sale of the Option Shares and is not to be relied upon for any other purpose.


                              Very truly yours,

                              FENWICK & WEST LLP

                                    /s/ JEFFREY R. VETTER
                              By: __________________________________
                                  Jeffrey R. Vetter, a partner